UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 12, 2025

Date of Report (Date of earliest event reported)

MUNCY COLUMBIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1199 Lightstreet Road

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On November 12, 2025, Stephen M. Tasselli, a director of Muncy Columbia Financial Corporation (the "Corporation") and its wholly-owned banking subsidiary, Journey Bank (the "Bank"), notified the Board of Directors of his intent to resign as a director of the Corporation and the Bank, effective December 31, 2025. Mr. Tasselli’s resignation is not the result of any disagreement with the Corporation or the Bank. Effective January 1, 2026, Mr. Tasselli will be appointed to the Journey Bank Advisory Board, for a term extending through February 2027, and will receive compensation for such service at the rate of $25,000 per year.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2025		Muncy Columbia Financial Corporation

	By:	/s/ Joseph K. O’Neill, Jr.
	Name:	Joseph K. O’Neill, Jr.
	Title:	Executive Vice President and Chief Financial Officer